Exhibit 3(b)










                             BY-LAWS


                               OF


                     NORTH SHORE GAS COMPANY

























                                       AMENDED AUGUST 31, 1997




                     NORTH SHORE GAS COMPANY


                             BY-LAWS




ARTICLE I            -         OFFICES


ARTICLE II           -         MEETINGS OF SHAREHOLDERS


ARTICLE III          -         DIRECTORS AND COMMITTEES


ARTICLE IV           -         OFFICERS


ARTICLE V            -         INDEMNIFICATION OF DIRECTORS,
                                 OFFICERS, EMPLOYEES AND AGENTS


ARTICLE VI           -         CERTIFICATES OF STOCK AND THEIR
                                 TRANSFER


ARTICLE VII          -         MISCELLANEOUS (CONTRACTS)


ARTICLE VIII         -         AMENDMENT OR REPEAL OF BY-LAWS




                     NORTH SHORE GAS COMPANY


                              INDEX
                                                          PAGE

                                A

   Amendment of By-Laws                                    15
   Appointment of Officers                                  7
   Assistant Controller, Duties of                         10
   Assistant General Counsel, Duties of                    10
   Assistant Secretary, Duties of                          10
   Assistant Treasurer, Duties of                          10
   Assistant Vice President, Duties of                      8

                                B

   Board of Directors                                       4

                                C

   Certificates of Stock and Their Transfer                12
   Chairman of the Board, Duties of                         8
   Committees                                               5
   Controller, Duties of                                    9
   Contracts, Execution of                                 14

                                D

   Directors and Committees                                 4

                                E

   Election of Directors                                    4
   Election of Officers                                     6

                                F

   Fees and Compensation of Directors                       6

                                G

   General Counsel, Duties of                              10




                     NORTH SHORE GAS COMPANY


                                                          PAGE

                                I

   Indemnification of Directors, Officers, Employees
     and Agents                                            10

                                M

   Meetings
     Directors                                              4
       Action Without Meeting                               6
     Shareholders                                           1

                                N

   Notice of Meetings
     Directors                                              4
     Shareholders                                           2

                                O

   Officers
     Appointed                                              7
     Elected                                                6
   Offices, Two or More Held By One Person                  7

                                P

   President, Duties of                                     8
   Presiding Officer
     Board Meetings                                         5
     Shareholders Meetings                                  3
   Proxies                                                  3

                                Q

   Quorum
     Board                                                  5
     Shareholders                                           2



                     NORTH SHORE GAS COMPANY


                                                          PAGE

                                S

   Secretary, Duties of                                     9
   Signatures to Checks, Drafts, etc.                      14
   Stock, Certificates of and their Transfer               12

                                T

   Treasurer, Duties of                                     9

                                V

   Vice President, Duties of                                8
   Voting
     Shareholders                                           3
     Stock Owned by Company                                15




                             BY-LAWS

                               OF

                     NORTH SHORE GAS COMPANY


                            ARTICLE I

                             Offices

        SECTION 1.1. Principal Office.  The principal office of

the Company shall be in the City of Chicago, County of Cook and

State of Illinois.

        SECTION 1.2. Other Offices.  The Company may also have

offices at such other places both within and without the State of

Illinois as the Board of Directors may from time to time

determine or the business of the Company may require.

                           ARTICLE II

                    Meetings of Shareholders

        SECTION 2.1. Annual Meeting.  The annual meeting of the

shareholders shall be held on the last Thursday of the month of

March in each year, if not a legal holiday, or, if a legal

holiday, then on the next preceding business day, for the purpose of electing directors and for the transaction of such other

business as may come before the meeting.  If the election of directors shall not be held on the day herein designated for the annual meeting, or at any adjournment thereof, the Board of

Directors shall cause such election to be held at a special

meeting of the shareholders as soon thereafter as convenient.

        SECTION 2.2. Special Meetings.  Except as otherwise

prescribed by statute, special meetings of the shareholders for any purpose or purposes, may be

called by the Chairman of the Board, the President, a majority of the Board of Directors or shareholders owning capital stock of the Company having not less than 20% of the total voting power.

Such request shall state the purpose or purposes of the proposed meeting.

        SECTION 2.3. Place of Meetings.  Each meeting of the

shareholders for the election of directors shall be held at the principal office of the Company in the City of Chicago, Illinois,

unless the Board of Directors shall by resolution designate

another place as the place of such meeting.  Meetings of

shareholders for any other purpose may be held at such place, and at such time as shall be determined by the Chairman of the Board,

or the President, or in their absence, by the Secretary, and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

        SECTION 2.4. Notice of Meetings.  Written or printed

notice stating the place, date and hour of each annual or special meeting of the shareholders, and, in the case of a special

meeting, the purpose or purposes for which the meeting is called,

shall be given not less than 10 or more than 60 days before the date of the meeting, except as otherwise provided by statute.

Notice of any meeting of the shareholders may be waived by any shareholder.

        SECTION 2.5. Quorum.  The holders of a majority of the

shares issued and outstanding and entitled to vote thereat,

present in person or represented by proxy, shall be requisite for, and shall constitute, a quorum at all meetings of the

shareholders of the Company for the transaction of business,

except as otherwise provided by statute or these by-laws.  If a quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than

announcement at the meeting if the adjournment is for thirty days or less or unless after the adjournment a new record date is fixed, until a quorum shall be present or represented.  At such adjourned meeting, at which a quorum shall be present or

represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

        SECTION 2.6. Proxies.  At every meeting of the

shareholders, each shareholder having the right to vote thereat shall be entitled to vote in person or by proxy.  Such proxy shall be appointed by an instrument in writing subscribed by such shareholder and bearing a date not more than eleven months prior to such meeting, unless such proxy provides for a longer period,

and shall be filed with the Secretary of the Company before, or at the time of, the meeting.

        SECTION 2.7. Voting.  At each meeting of the

shareholders, each shareholder shall be entitled to one vote for each share of stock entitled to vote thereat which is registered in the name of such shareholder on the books of the Company.  At all elections of directors of the Company, the holders of shares of stock of the Company shall be entitled to cumulative voting.

When a quorum is present at any meeting of the shareholders, the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting shall be sufficient for the transaction of any business, unless

otherwise provided by statute or these by-laws.

        SECTION 2.8. Presiding Officer.  The presiding officer of

any meeting of the shareholders shall be the Chairman of the

Board or, in the case of the absence of the Chairman of the

Board, the President.

                           ARTICLE III

                    Directors and Committees

        SECTION 3.1. Number and Election.  The business and

affairs of the Company shall be managed and controlled by a board of directors, five (5) in number, none of whom needs to be a shareholder.  The directors shall be elected by the shareholders entitled to vote at the annual meeting of such shareholders and each director shall be elected to serve for a term of one (1)

year and thereafter until his successor shall be elected and shall qualify.  The Board of Directors may fill one or more

vacancies arising between meetings of shareholders by reason of an increase in the number of directors or otherwise.

        SECTION 3.2. Regular Meetings.  A regular meeting of the

Board of Directors shall be held immediately, or as soon as

practicable, after the annual meeting of the shareholders in each year for the purpose of electing officers and for the transaction of such other business as may be deemed necessary, and regular meetings of the Board shall be held at such date and time and at such place as the Board of Directors may from time to time

determine.  Not less than two days' notice of all regular

meetings of the Board, except the meeting to be held after the annual meeting of shareholders which shall be held without other notice than this by-law, shall be given to each director

personally or by mail or telegram.

        SECTION 3.3. Special Meetings.  Special meetings of the

Board may be called at any time by the Chairman of the Board, the

President, or by any two directors, by causing the Secretary to mail to each director, not less than three days before the time of such meeting, a written notice stating the time and place of such meeting.  Notice of any meeting of the Board may be waived by any director.

        SECTION 3.4. Quorum.  At each meeting of the Board of

Directors, the presence of not less than a majority of the total number of directors specified in Section 3.1 hereof shall be necessary and sufficient to constitute a quorum for the

transaction of business, and the act of a majority of the

directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute.  If a quorum shall not be

present at any meeting of directors, the directors present

thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.  In determining the presence of a quorum at a meeting of the directors or a committee thereof for the purpose of

authorizing a contract or transaction between the Company and one or more of its directors, or between the Company and any other corporation, partnership, association, or other organization in which one or more of the directors of this Company are directors or officers, or have a financial interest in such other

organization, such interested directors may be counted in

determining a quorum.

        SECTION 3.5. Presiding Officer.  The presiding officer of

any meeting of the Board of Directors shall be the Chairman of the Board or, in his absence, the President or, in his absence,

any other director elected chairman of the meeting by vote of a majority of the directors present at the meeting.

        SECTION 3.6. Committees.  The Board may appoint

committees, standing or special, from time to time from among its own members or otherwise, and may confer such powers on such committees as the Board may determine and may revoke such powers and terminate the existence of such committees at its pleasure.

        SECTION 3.7. Action Without Meeting.  Any action required

or permitted to be taken at any meeting of the Board of

Directors, or any committee thereof, may be taken without a

meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing and such writing or

writings are filed with the minutes of the proceedings of the

Board or such committee.

        SECTION 3.8. Fees and Compensation of Directors.

Directors shall not receive any stated salary for their services as such; but, by resolution of the Board of Directors, reasonable fees, with or without expenses of attendance, may be allowed.

Members of the Board shall be allowed their reasonable traveling expenses when actually engaged in the business of the Company, to be audited and allowed as in other cases of demands against the

Company.  Members of standing or special committees may be

allowed fees and expenses for attending committee meetings.

Nothing herein contained shall be construed to preclude any

director from serving the Company in any other capacity and

receiving compensation therefor.

                           ARTICLE IV

                            Officers

        SECTION 4.1. Election of Officers.  There shall be

elected by the Board of Directors in each year the following officers:  a Chairman of the Board; a President; such number of

Senior Vice Presidents, such number of Executive Vice Presidents,

such number of Vice Presidents and such number of Assistant Vice

Presidents as the Board at the time may decide upon; a Secretary;

such number of Assistant Secretaries as the Board at the time may decide upon; a Treasurer; such number of Assistant Treasurers as the Board at the time may decide upon; a Controller; and such number of Assistant Controllers as the Board at the time may decide upon; and, if the Board may decide, a General Counsel; and

such number of Deputy General Counsel and such number of

Assistant General Counsel as the Board at the time may decide upon.  Any two or more offices may be held by one person, except that the offices of President and Secretary may not be held by the same person.  All officers shall hold their respective

offices during the pleasure of the Board.

        SECTION 4.2. Appointment of Officers.  The Board of

Directors, the Chairman of the Board, or the President may from time to time appoint such other officers as may be deemed

necessary, including one or more Vice Presidents, one or more

Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, one or more Assistant Controllers,

one or more Assistant General Counsel, and such other agents,

employees and attorneys-in-fact of the Company as may be deemed proper.  Such officers, agents, employees and attorneys-in-fact shall have such authority, (which may include the authority to execute and deliver on behalf of the Company contracts and other instruments in writing of any nature), perform such duties and receive such compensation as the Board of Directors or, in the case of appointments made by the Chairman of the Board or the

President, as the Chairman of the Board or the President, may

from time to time prescribe and determine.  The Board of

Directors may from time to time authorize any officer to appoint and remove agents and employees, to prescribe their powers and duties and to fix their compensation therefor.

        SECTION 4.3. Duties of Chairman of the Board.  The

Chairman of the Board shall be the chief executive officer of the

Company and shall have control and direction of the management and affairs of the Company and may execute all contracts, deeds,

assignments, certificates, bonds or other obligations for and on behalf of the Company, and sign certificates of stock and records of certificates required by law to be signed by the Chairman of the Board.  When present, the Chairman of the Board shall preside at all meetings of the Board and of the shareholders.

        SECTION 4.4. Duties of President.  Subject to the control

and direction of the Chairman of the Board, and to the control of the Board, the President shall have general management of all the business of the Company, and he shall have such other powers and perform such other duties as may be prescribed for him by the

Board or be delegated to him by the Chairman of the Board.  He shall possess the same power as the Chairman of the Board to sign all certificates, contracts and other instruments of the Company.

In case of the absence or disability of the President, or in case of his death, resignation or removal from office, the powers and duties of the President shall devolve upon the Chairman of the

Board during absence or disability, or until the

vacancy in the office of President shall be filled.

        SECTION 4.5. Duties of Vice President.  Each of the

Senior Vice Presidents, Executive Vice Presidents, Vice

Presidents and Assistant Vice Presidents shall have such powers and duties as may be prescribed for him by the Board, or be

delegated to him by the Chairman of the Board or by the

President.  Each of such officers shall possess the same power as the President to sign all certificates, contracts and other

instruments of the Company.

        SECTION 4.6. Duties of Secretary.  The Secretary shall

have the custody and care of the corporate seal, records and minute books of the Company.  He shall attend the meetings of the

Board, and of the shareholders, and duly record and keep the minutes of the proceedings, and file and take charge of all

papers and documents belonging to the general files of the

Company, and shall have such other powers and duties as are

commonly incident to the office of Secretary or as may be

prescribed for him by the Board, or be delegated to him by the

Chairman of the Board or by the President.

        SECTION 4.7. Duties of Treasurer.  The Treasurer shall

have charge of, and be responsible for, the collection, receipt,

custody and disbursement of the funds of the Company, and shall deposit its funds in the name of the Company in such banks, trust companies or safety deposit vaults as the Board may direct.  He shall have the custody of the stock record books and such other books and papers as in the practical business operations of the

Company shall naturally belong in the office or custody of the

Treasurer, or as shall be placed in his custody by the Board, the

Chairman of the Board, the President, or any Vice President, and

shall have such other powers and duties as are commonly incident to the office of Treasurer, or as may be prescribed for him by the Board, or be delegated to him by the Chairman of the Board or by the President.

        SECTION 4.8. Duties of Controller.  The Controller shall

have control over all accounting records pertaining to moneys,

properties, materials and supplies of the Company.  He shall have charge of the bookkeeping and accounting records and functions,

the related accounting information systems and reports and

executive supervision of the system of internal accounting

controls, and such other powers and duties as are commonly

incident to the office of Controller or as may be prescribed by the Board, or be delegated to him by the Chairman of the Board or by the President.

        SECTION 4.9. Duties of General Counsel.  The General

Counsel shall have full responsibility for all legal advice,

counsel and services for the Company and its subsidiaries

including employment and retaining of attorneys and law firms as shall in his discretion be necessary or desirable and shall have such other powers and shall perform such other duties as from time to time may be assigned to him by the Board, the Chairman of the Board or the President.

        SECTION 4.10.    Duties of Assistant Secretary, Assistant

Treasurer, Assistant Controller and Assistant General Counsel.

The Assistant Secretary, Assistant Treasurer, Assistant

Controller and Assistant General Counsel shall assist the

Secretary, Treasurer, Controller and General Counsel,

respectively, in the performance of the duties assigned to each and shall for such purpose have the same powers as his principal.

He shall also have such other powers and duties as may be

prescribed for him by the Board, or be delegated to him by the

Chairman of the Board or by the President.

                            ARTICLE V

  Indemnification of Directors, Officers, Employees and Agents

        SECTION 5.1. Indemnification of Directors, Officers and

Employees.  The Company shall indemnify, to the fullest extent permitted under the laws of the State of Illinois and any other applicable laws, as they now exist or as they may be amended in the future, any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action,

suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Company), by reason of the fact that he or she is or was a director, officer or employee of the Company, or is or was serving at the request of the Company as a director,

officer, employee or agent of another corporation, partnership,

joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or

proceeding.

        SECTION 5.2. Advancement of Expenses to Directors,

Officers and Employees.  Expenses incurred by such a director,

officer or employee in defending a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding to the

fullest extent permitted under the laws of the State of Illinois and any other applicable laws, as they now exist or as they may be amended in the future.

        SECTION 5.3. Indemnification and Advancement of Expenses

to Agents.  The board of directors may, by resolution, extend the provisions of this Article V regarding indemnification and the advancement of expenses to any person who was or is a party or is threatened to be made a party to any threatened, pending or

completed action, suit or proceeding by reason of the fact he or she is or was an agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust,

employee benefit plan or other enterprise.

        SECTION 5.4. Rights Not Exclusive.  The rights provided

by or granted under this Article V are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled.

        SECTION 5.5. Continuing Rights.  The indemnification and

advancement of expenses provided by or granted under this Article

V shall continue as to a person who has ceased to be a director,

officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of that person.

                           ARTICLE VI

            Certificates of Stock and Their Transfer

        SECTION 6.1. Certificates of Stock.  The certificates of

stock of the Company shall be in such form as may be determined by the Board of Directors, shall be numbered and shall be entered in the books of the Company as they are issued.  They shall

exhibit the holder's name and number of shares and shall be

signed by the Chairman of the Board, the President or a Vice

President and also by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary and shall bear the

corporate seal or a facsimile thereof.  If a certificate is

countersigned by a transfer agent or registrar, other than the

Company itself or its employee, any other signature or

countersignature on the certificate may be facsimiles.  In case any officer of the Company, or any officer or employee of the transfer agent or registrar, who has signed or whose facsimile signature has been placed upon such certificate ceases to be an officer of the Company, or an officer or employee of the transfer agent or registrar, before such certificate is issued, said

certificate may be issued with the same effect as if the officer of the Company, or the officer or employee of the transfer agent or registrar, had not ceased to be such at the date of issue.

        SECTION 6.2. Transfer of Stock.  Upon surrender to the

Company of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and upon payment of applicable taxes with respect to such transfer, it shall be the duty of the Company, subject to such rules and regulations as the Board of Directors may from time to time deem advisable concerning the transfer and

registration of certificates for shares of stock of the Company,

to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

        SECTION 6.3. Shareholders of Record.  The Company shall

be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person,

whether or not it shall have express or other notice thereof,

except as otherwise provided by statute.

        SECTION 6.4. Lost, Destroyed or Stolen Certificates.  The

Board of Directors, in individual cases or by general resolution,

may direct a new certificate or certificates to be issued by the

Company as a replacement for a certificate or certificates for a like number of shares alleged to have been lost, destroyed or stolen, upon the making of an affidavit of that fact by the

person claiming the certificate or certificates of stock to be lost, destroyed or stolen.  When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof,

require the owner of such lost, destroyed or stolen certificate or certificates, or his legal representative, to give the Company a bond in such form and amount as it may direct as indemnity against any claim that may be made against the Company with

respect to the certificate or certificates alleged to have been lost, destroyed or stolen.

                           ARTICLE VII

                          Miscellaneous

        SECTION 7.1. Contracts and Other Instruments.  All

contracts or obligations of the Company shall be in writing and shall be signed either by the Chairman of the Board, the

President, any Executive Vice President, any Vice President, the

Treasurer, or any other officer of the Company, agent, employee or attorney-in-fact as may be designated by the Board, the

Chairman of the Board or the President pursuant to specific

authorizations and, the seal of the Company may be attached

thereto, duly attested by the Secretary or an Assistant

Secretary, except contracts entered into in the ordinary course of business where the amount involved is less than Five Hundred

Thousand Dollars ($500,000), and except contracts for the

employment of servants or agents, which contracts so excepted may be entered into by the Chairman of the Board, the President, any

Executive Vice President, any Vice President, the Treasurer, or

by such officers, agents, employees or attorneys-in-fact as the

Chairman of the Board or the President may designate and

authorize.  Unless the Board shall otherwise determine and

direct, all checks or drafts and all promissory notes shall be signed by two officers of the Company.  When prescribed by the

Board, bonds, promissory notes, and other obligations of the

Company may bear the facsimile signature of the officer who is authorized to sign such instruments and, likewise, may bear the facsimile signature of the Secretary or an Assistant Secretary.

        SECTION 7.2. Voting Stock Owned by Company.  Any or all

shares of stock owned by the Company in any other corporation,

and any or all voting trust certificates owned by the Company calling for or representing shares of stock of any other

corporation, may be voted by the Chairman of the Board, the

President, any Vice President, the Secretary or the Treasurer,

either in person or by written proxy given to any person in the name of the Company at any meeting of the shareholders of such corporation, or at any meeting of voting trust certificate

holders, upon any question that may be presented at any such meeting.  Any such officer, or anyone so representing him by written proxy, may on behalf of the Company waive any notice of any such meeting required by any statute or by-law and consent to the holding of such meeting without notice.

                          ARTICLE VIII

                 Amendment or Repeal of By-Laws

        These by-laws may be added to, amended or repealed at any

regular or special meeting of the Board by a vote of a majority of the membership of the Board.